Registration Statement No. 333–238458-02

Dated June 18, 2020

Securities Act of 1933; Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. JPM–II TO PROSPECTUS SUPPLEMENT

DATED JUNE 18, 2020 TO PROSPECTUS DATED JUNE 18, 2020

Credit Suisse AG

Review Notes

Linked to the Performance of One or More Underlyings or a Basket

This product supplement sets forth terms that will apply generally to the Review Notes offered by this product supplement, which we refer to as the “notes.” The specific terms of a particular issuance of notes, including the calculation of any amount on the notes, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, any accompanying underlying, supplements or other product supplements, as applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.” If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The notes are senior unsecured medium-term notes issued by Credit Suisse AG, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively) and currency (a “reference currency”) relative to a base currency (“reference exchange rate”) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the notes will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term reference shares includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the notes are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The maturity date of the notes will be specified in the applicable pricing supplement, subject to postponement if the scheduled maturity date is not a business day or if the relevant review date(s) are postponed.

The payment at maturity will depend on either the performance of one or more underlyings or the performance of the basket as described more fully in this product supplement. Any payment at maturity you will receive is subject to our ability to meet our obligations as they become due.

The notes will not be listed on any securities exchange.

Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the notes.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is June 18, 2020

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TABLE OF CONTENTS

Page

Summary	PS–1
Risk Factors	PS–3
Supplemental Use of Proceeds and Hedging	PS-18
Description of the Notes	PS–20
The Underlyings or Basket	PS–41
Material U.S. Federal Income Tax Considerations	PS–43
ERISA Considerations	PS–51
Underwriting (Conflicts of Interest)	PS–53
Notice to Investors	PS–55

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these notes in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The notes described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.

We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the notes in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these notes and we are not soliciting an offer to buy these notes in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

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Summary

The following is a summary of the terms of the notes and factors that you should consider before deciding to invest in the notes. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the notes and other considerations that are important in making a decision about investing in the notes. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the notes. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and prospectus. The pricing supplement for the notes will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the notes and how are payments or deliveries on the notes determined?

The notes are senior unsecured medium-term notes issued by us, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. At maturity, you will receive a payment in cash determined as set forth in the applicable pricing supplement.

Any amount due on the notes is subject to our ability to meet our obligations as they become due.

Do the notes guarantee the return of my investment?

Any amount due on the notes will be determined pursuant to the terms described in the applicable pricing supplement. The applicable pricing supplement will specify the circumstances under which you could lose some or all of your investment, as applicable. In addition, any amount due on the notes is subject to our ability to meet our obligations as they become due.

Will I receive coupons on the notes?

You will not receive any coupon payments on the notes for the entire term of the notes.

Are there risks involved in investing in the notes?

An investment in the notes involves risks. Please see the “Risk Factors” section beginning on page PS–3.

Are the notes subject to a call for automatic mandatory redemption?

The notes will be called for automatic mandatory redemption if, on any review date specified in the applicable pricing supplement (each, a “review date”), the closing level of the relevant underlying or the basket, as applicable, is greater than or equal to the applicable call level specified in such pricing supplement (with respect to each review date, the “call level”). The notes are not subject to redemption at our option.

For a description of how the payment will be calculated upon automatic mandatory redemption, please refer to “Description of the Notes — Automatic mandatory redemption upon call” herein.

Will there be an active trading market in the notes?

The notes will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the notes. If Credit Suisse (or an affiliate) bids for your notes in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the notes on the pricing date. The estimated value of the notes on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the notes in the secondary market (if any exists) at any time. The secondary market price of your notes at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your notes could be more favorable than what other dealers might bid because, assuming all else is equal, we use the lower internal funding rate to price the notes and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your notes will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your notes to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your notes may be lower than the price at which we may repurchase the notes from such dealer.

We (or an affiliate) may initially post a bid to repurchase the notes from you at a price that will exceed the then-current estimated value of the notes. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time to be specified in the applicable pricing supplement.

The notes are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your notes to maturity.

What are the United States federal income tax consequences of investing in the notes?

Please refer to “Material U.S. Federal Income Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the notes.

Risk Factors

A purchase of the notes involves risks. This section describes significant risks relating to the notes. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the notes.

General Risks Relating to the Notes

The notes are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay or deliver all amounts due on the notes, and therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the notes prior to maturity.

The notes differ from conventional debt securities and do not guarantee the return of your investment

The payment of any amount due on the notes will be determined pursuant to the terms described in the applicable pricing supplement. If the notes are not called for automatic mandatory redemption, you may receive less at maturity than you originally invested in the notes, or you may receive nothing. The applicable pricing supplement will specify the circumstances under which you could lose some or all of your investment.

Your actual yield on the securities may be different from the amount of any payment you receive on the securities in real value terms.

Regardless of any amount you receive on the notes, you may nevertheless suffer a loss on your investment in the notes in real value terms. This is because inflation may cause the real value of any payment you receive on the notes to be less at maturity or upon early redemption, if applicable, than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return in real value terms. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments, is appropriate for you.

The notes do not pay coupons

We will not pay coupons on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our other debt securities, since any positive return on the notes may be limited to the applicable call premium if the notes are called for automatic mandatory redemption. If the notes are not called for automatic mandatory redemption, because the payment due at maturity may be less than the amount originally invested in the notes, the return on the notes (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each note may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Any payment at maturity is subject to our ability to meet our obligations as they become due.

More favorable terms to you on the securities may be associated with greater expected volatility of the relevant underlying(s), and therefore, can indicate a greater risk of loss

“Volatility” refers to the frequency and magnitude of changes in the level of an underlying. If the securities provide for payment of coupons with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, you should understand that, the greater the expected volatility with respect to the underlyings on the trade date, the higher the expectation is as of the trade date that changes in the levels of the underlyings could result in you (i) receiving fewer coupons, if any, over the term of the securities, resulting in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity and (ii) losing some or all of your principal amount at maturity. These greater expected risks will generally be reflected in a higher potential yield on the securities as compared to conventional debt securities of ours with similar maturities, or in more favorable terms than for similar securities linked to the performance of an underlying with a lower expected volatility as of the trade date. You should therefore understand that a relatively higher potential yield on the securities may indicate an increased risk of loss. In addition, the volatility of any underlying can change significantly over the term of the securities, which could cause the level of such underlying to rise or fall sharply. This could result in a significant loss of principal for investors in the securities.

The notes may pay less than the full underlying appreciation and the notes are subject to a call for automatic mandatory redemption

If the relevant underlying or basket, as applicable, increases in value, your potential gain on the notes will be limited to the applicable call premium for the review date on which the notes are called for mandatory redemption, as set forth in the applicable pricing supplement, regardless of the performance of the relevant underlying or the basket, which may be significant. Accordingly, even if the notes are called for automatic mandatory redemption, you may receive a lower payment than you would have if you had invested directly in the relevant underlying or the basket.

The payment at maturity may be dependent on the performance of the lowest performing underlying

If specified in the applicable pricing supplement, the payment at maturity may be dependent on the performance of the lowest performing of two or more underlyings. In this case, your notes will not be linked to a basket of the underlyings and you will therefore be exposed to the performance of each individual underlying to the same extent. For example, if the applicable pricing supplement specifies that your notes are linked to three underlyings and the return will be based on the performance of the lowest performing underlying, the return on your investment will be negative even if the level of only one of the underlyings decreases during the term of the notes.

The initial level(s) of the relevant underlying(s) or the basket may be determined on a date later than the pricing date

If so specified in the applicable pricing supplement, the initial level(s) of any underlying(s) or the basket may be determined after the pricing date. For example, the applicable pricing supplement may specify that the initial level for an underlying or basket will be determined based on the lowest level or the average level for such underlying or basket during the period from the pricing date to a specified future date. Under these circumstances, you will not know the initial level of such underlying or basket until a date later than the pricing date.

If we deliver one or more underlying(s) upon the redemption of the securities, the value of such underlying(s) could be less on the date they are actually delivered to you than on the review date(s)

If so specified in the applicable pricing supplement, the securities may be redeemed (whether at maturity or upon early redemption) by delivery of an amount of shares of the underlying(s) (which we may refer to as the “physical delivery amount”) rather than by a payment in cash, subject to our option to pay cash, if applicable. The amount of any underlying that will be delivered at maturity or upon early redemption will be determined as set forth in the applicable pricing supplement and will depend on the level of such underlying on the relevant review date(s). The value of such an underlying could fluctuate, possibly decreasing, during the period from the relevant review date(s) until the early redemption date or maturity date, as applicable, on which such underlying is actually delivered. We will make no adjustments to the physical delivery amount to account for any such fluctuation(s) and you will bear the full risk of any decrease in the value of any underlying to be delivered during such period.

If applicable, and we exercise our option to deliver cash, we will provide notice of our election at least one business day before the relevant review date(s). If we do not provide notice of our election, we will deliver shares of one or more underlyings as specified in the applicable pricing supplement.

In the case of notes linked to a basket, the basket components may not be equally weighted

In the case of notes linked to a basket, the basket components may have different weights used in determining the level of such basket. One consequence of an unequal weighting of basket components is that, if a higher-weighted basket component performs poorly while a lower-weighted basket component performs well, the level of such basket will reflect the poor performance of the higher-weighted basket component to a greater extent than it reflects the stronger performance of the lower-weighted basket component, which may have an adverse effect on the value of the notes and your payment at maturity.

Correlation (or the lack thereof) could have an adverse effect on your return on the notes

In the case of notes linked to a basket, movements in the levels of the basket components may not correlate with each other. At a time when the level(s) of one or more of the basket components increase, the level(s) of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the level(s) of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level(s) of one or more of the other basket components. On the other hand, changes in the levels of the basket components may become highly correlated during periods of decline in the value of such basket components. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of any single basket component may not be offset by the performance of the other basket components and, in fact, each basket component may contribute individually to an overall decline in the level of the basket.

In the case of notes linked to the worst performing of more than one underlying, if the performance of the underlyings exhibit no relationship to each other, it is more likely that one or more of the underlyings will cause the notes to perform poorly. However, if the businesses of the reference share issuers of the underlyings tend to be related such that the performance of the underlyings are correlated, then it is less likely that one or more of the underlyings will cause the notes to perform poorly. To the extent that the underlyings represent different market segments or market sectors, the risk of one or more of the underlyings performing poorly is greater. As a result, by investing in such notes, you will be taking not only the market risk of each reference share issuer and its business but also risks relating to the relationships between each reference share issuer and underlying and the other reference share issuer(s) and underlying(s).

It is impossible to predict what the relationships between the underlyings will be over the term of the notes.

In the case of notes linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the notes are linked to the individual performance of more than one underlying, you will be exposed to the risk of fluctuations in the levels of each underlying separately. Unlike securities that are linked to a basket, where risk is mitigated and diversified among all of the basket components, any amount due on your notes may depend solely on the performance of the worst performing of the underlyings. As such, you will bear the full risk that any of the underlyings will perform poorly.

If the level of any underlying or basket changes, the market value of your notes may not change in the same manner

Owning the notes is not the same as owning the shares of any underlying or basket component, as applicable. For example, if the level of any underlying or basket on any day has increased (or, in the case of notes linked to the inverse performance of such underlying or basket, has decreased), the value of the notes may not increase comparably, if at all, on such day and the value of the notes may even decline. Accordingly, changes in the level(s) of any underlying(s) or basket may not result in a comparable change in the value of the notes.

An investment in the notes is not the same as a direct investment in any underlying or in the components included in any underlying

Your return on the notes, whether positive, zero or negative, will not reflect the return you would have realized if you made a direct investment in any underlying or the components included in any underlying. As an investor in the notes, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to any underlying or any components included in an underlying, as applicable. If any underlying is comprised of equity components, the payment of dividends on the equity securities which compose such underlying generally has no effect on the calculation of the level of such underlying. The calculation agent will calculate the amount payable to you at maturity by reference to the level(s) of the underlying(s) on the relevant review date(s), and will not include the amount of any such dividend payments or other distributions. Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of shares of any underlying, shares held by any underlying or basket component, as applicable. Adjustments made for dividends or other distributions on any underlyings will be described below under “Description of the Notes — Adjustments.”

For notes linked to reference shares and reference funds, adjustments made for dividend payments on the reference shares will be limited to those adjustments described below under “Description of the Notes — Adjustments — For equity securities of a reference share issuer” and adjustments made for dividend payments on the reference funds will be limited to those adjustments described below under “Description of the Notes — Adjustments — For a reference fund,” respectively.

If a knock-out event has occurred, you will not be protected by the knock-out buffer amount

In the case of closing level monitoring, if the closing level of the relevant underlying on any trading day during the monitoring period or on a review date, as applicable, is equal to or less than its knock-out buffer amount, or in the case of continuous monitoring, if the level of the relevant underlying at any time on any trading day during the monitoring period or at any time on a review date, as applicable, is equal to or less than its knock-out buffer amount, a knock-out event will have occurred and, at maturity, you will be fully exposed to any depreciation of the relevant underlying or the basket, as applicable. You will be subject to this potential loss of principal (except with respect to notes subject to closing level monitoring on a review date only) even if the relevant underlying subsequently increases such that the final level of such underlying is greater than the initial level of such underlying or less than the initial level of such underlying by not more than the knock-out buffer amount. As a result, your investment in the notes may not perform as well as an investment in a security with a return that does not include a knock-out feature.

In the case of notes linked to the performance of more than one underlying, your return will be negative if a knock-out event occurs with respect to any underlying and the final level of any underlying is less than its initial level

In this case, your return will be negative and you will receive less than the principal amount of your notes at maturity if a knock-out event occurs with respect to any underlying and the final level of any underlying, not necessarily the same underlying that caused the knock-out event, is less than its initial level. A knock-out event will occur if (i) in the case of closing level monitoring during an observation period, the closing level of any underlying reaches or falls below its knock-out level on any trading day during the observation period, (ii) in the case of continuous monitoring during the observation period, the level of any underlying reaches or falls below its knock-out level at any time on any trading day during the observation period, (iii) in the case of closing level monitoring on a review date, the closing level of any underlying reaches or falls below its knock-out level on a review date, or (iv) in the case of continuous monitoring during a review date, the level of any underlying reaches or falls below its knock-out level at any time on such review date. The applicable pricing supplement may specify that a knock-out event will occur with respect to any relevant underlying or the basket, as applicable, if the level of such underlying or the basket only falls below its knock-out level, rather than reaches or falls below its knock-out level.

If the notes are subject to continuous monitoring, it is possible that a knock-out event could occur under circumstances that would not result in the occurrence of a knock-out event if the notes were instead subject to closing level monitoring

For any underlying or basket subject to continuous monitoring, a knock-out event will occur if the level of the relevant underlying or the basket at any time on any trading day during an observation period or on the relevant review date(s), as applicable, is less than (or equal to) the knock-out level for such underlying or basket, even if the closing level of such underlying or basket is greater than (or equal to) the knock-out level on that trading day. However, if such underlying or basket were instead subject to closing level monitoring, a knock-out event would not occur under those circumstances.

The estimated value of the notes on the pricing date may be less than the price to public

The initial estimated value of your notes on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the notes includes the agent’s discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the notes and the cost of hedging our risks as issuer of the notes through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the notes.

These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the notes (except to the extent that discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the notes in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the notes at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and the time to maturity of the notes, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

Our internal funding rate may negatively affect the value of the notes

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If, on the pricing date, our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the notes will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the notes. We will also use our internal funding rate to determine the price of the notes if we post a bid to repurchase your notes in secondary market transactions. See “— Secondary market prices” below.

Secondary market prices, if any, for the notes cannot be predicted

If Credit Suisse (or an affiliate) bids for your notes in secondary market transactions, which we are not obligated to do, this secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the notes on the pricing date. The estimated value of the notes, which will be disclosed on the cover of the applicable pricing supplement, does not represent a minimum price at which we would be willing to buy the notes in the secondary market (if any exists) at any time. The secondary market price of your notes at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your notes could be more favorable than what other dealers might bid because, assuming all else is equal, we use the lower internal funding rate to price the notes and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your notes will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your notes to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your notes may be lower than the price at which we may repurchase the notes from such dealer.

We (or an affiliate) may initially post a bid to repurchase the notes from you at a price that will exceed the then-current estimated value of the notes. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time as set forth in the applicable pricing supplement.

The notes are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your notes to maturity.

There may be little or no secondary market for the notes

The notes will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes when you wish to do so. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the notes. If you have to sell your note prior to maturity, you may not be able to do so or you may be forced to sell your notes at a substantial loss. You should be willing and able to hold your notes to maturity.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the notes and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts or deliveries owed to you under the notes.

Unpredictable economic and market factors may affect the value of the notes prior to maturity

The value of the notes on the trade date may be estimated by using a combination of the components described in the risk factor “The estimated value of the notes on the pricing date may be less than the price to public” above. Similarly, the value of the notes prior to maturity may be influenced by a number of factors that impact the value of such components generally, like fixed income securities and options, such as:

•	the time to the maturity of the notes;

•	interest and yield rates in the markets generally;

•	investors’ expectations regarding the rate of inflation;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the markets generally and may affect the level(s) of any underlying(s) or the basket; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may compound or offset, in whole or in part, the effects of any change resulting from any other factor(s).

The notes are not designed to be short-term trading instruments

The price at which you will be able to sell your notes prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying(s) or the basket has appreciated during the term of the notes. The potential returns described in the applicable pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

There may be conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as agent of the issuer for the offering of the notes, hedging our obligations under the notes and determining their estimated value. In performing these duties, the economic interests of us and our affiliates may be adverse to your interests as an investor in the notes. For example, we, CSSU and/or any other affiliate of ours may, from time to time, buy or sell futures contracts and/or other derivative instruments linked or related to any underlying(s) or for our or their own accounts in connection with our or their normal business practices. These transactions could affect the level(s) of such underlying(s), and thus, the value of the notes.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the notes, is an affiliate of ours, conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining any amounts or deliveries due to you.

We or our affiliates may also currently, or from time to time in the future, engage in business with the issuers of any shares held by any underlying(s) of the securities we are offering to you, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to, such issuers. These activities could present a conflict of interest between us or our affiliates and you. In the course of such business, we or our affiliates may acquire non-public information about such underlying(s) or reference share issuer(s) and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such underlying(s) or reference share issuer(s), and these reports or opinions may or may not recommend that investors buy or hold the shares held by any underlying(s). As a prospective purchaser of the securities, you should undertake an independent investigation of the underlying(s) that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Further, hedging activities may adversely affect any amount due on, and the value of, the notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we or our affiliates may receive in connection with the sale of the notes, which creates an additional incentive to sell the notes to you. In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked to (or related to spreads between) any underlying(s). By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

The offering of any notes does not constitute an expression of our views about, or a recommendation to invest in, any underlying or basket

The offering of any notes is not an expression of our views about how any underlying(s) or basket will perform over the term of the notes and should not be misconstrued as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying(s) or basket, or in any shares held by any underlying or basket component, as applicable. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the underlying(s) or basket component, as applicable, or in the shares held by or in any instrument linked or related to any underlying(s) or basket component, as applicable, that may conflict with an investment in the notes. See the risk factor “— There may be conflicts of interest” above for examples of potentially conflicting positions we may have. In addition, our affiliates or agents may publish research reports from time to time on financial markets and other matters that may influence the value of the notes, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with other such research, opinions or recommendations and may be modified from time to time without notice. Any such research, opinions or recommendations could affect the level(s) of the underlying(s) or the basket and therefore the value of the notes. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

Holdings and future sales of the notes by our affiliates may affect the value of the notes

Certain of our affiliates may purchase some of the notes for investment purposes. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the notes offered in such offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the notes may fall. The negative effect of such sales on the prices of the notes could be pronounced because secondary trading in the notes is likely to be limited and illiquid.

The U.S. federal income tax consequences of the notes are uncertain

No ruling has been requested from the Internal Revenue Service (the “IRS”) with respect to the notes and we cannot assure you that the IRS or any court will agree with the tax treatment described under “Material U.S. Federal Income Tax Considerations” in this product supplement.

General Risks Relating to the Underlyings

Historical performance of any underlying or basket is not indicative of future performance

The future performance of any underlying(s) or the basket cannot be predicted based on its historical performance. We cannot guarantee that the future levels or the final level(s) of any underlying(s) or basket will result in a positive return on your overall investment in the notes.

The final level for any underlying or basket may be less than (or, in the case of securities linked to the inverse performance of such underlying or basket, may be greater than) its closing levels at other times during the term of the notes

The final level for any underlying(s) or basket will be calculated based on the closing level of such underlying(s) or basket on the relevant review date(s). The final level could be lower than (or, in the case of securities linked to the inverse performance of an underlying or basket, may be greater than) the closing levels for such underlying(s) or basket at other times during the term of the notes. The impact of this difference on the return on your notes could be substantial if there is significant volatility in the closing levels of such underlying(s) or basket during the term of the notes and in particular, if there is a significant increase or decrease in such closing levels around the time of a review date. Accordingly, you may receive a lower payment at maturity than you would have received if you had invested directly in the shares of such underlying(s) or basket components, as applicable, or the shares held by such underlying(s) or basket components, as applicable.

We cannot assure you that any public information provided about any underlying is accurate or complete

All disclosures relating to the underlying(s) contained in the applicable pricing supplement and/or any accompanying underlying supplement(s) will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents and have not made any due diligence inquiry with respect to any underlying(s) in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete. We are not responsible for any public disclosure of information by any underlying(s) or reference share issuer(s), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of any public information or filings of any such underlying(s) or reference share issuer(s), or the level(s) of any such underlying(s), will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of, or failure to disclose, material future events concerning any underlying(s) or reference share issuer(s) could affect the amount due on the notes. Any prospective purchaser of the securities should undertake an independent investigation of the underlying(s) to which the notes are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any underlying sponsor(s) or the issuers of any shares held by any underlying(s)

We and our affiliates generally are not affiliated with any underlying sponsor(s) or the issuers of any shares held by any underlying(s) and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosure regarding their methods or policies. Actions by any underlying sponsor(s) or any such issuers may have an adverse effect on the level of the relevant underlying and, consequently, the value of the notes.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s) or the issuers of any shares held by any underlying(s) contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the underlying(s).

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any relevant exchange or reference share issuer and are not responsible for their public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange or reference share issuer(s) in any way and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosure regarding their methods or policies. Actions by any relevant exchange or reference share issuer(s) may have an adverse effect on the level of the relevant underlying and, consequently, the value of the notes.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s) or reference share issuer(s) contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the underlying(s) and reference share issuer(s).

You have no rights against any underlying sponsor(s) or the issuers of any shares held by an underlying

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any reference index (an “index sponsor”) or the investment advisor or manager of any reference fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange, any reference share issuer or, if any underlying is comprised of equity components, the issuers of any equity securities that compose such underlying. The notes are not sponsored, endorsed, sold or promoted by any such sponsor, relevant exchange or issuer. No such sponsor, relevant exchange or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No such sponsor, relevant exchange or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the notes in particular, or the ability of any underlying to track general market performance.

Any such sponsor’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by such sponsor without regard to us or the notes. No such sponsor, relevant exchange or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which any amount due on the notes is to be determined. No such sponsor, relevant exchange or issuer has any liability in connection with the administration, marketing or trading of the notes. No such sponsor, relevant exchange or issuer has any obligation to take our interests or yours into consideration for any reason.

You have no rights against any relevant exchange or reference share issuer

You will have no rights against any relevant exchange or reference share issuer(s). The notes are not endorsed, sold or promoted by any relevant exchange or reference share issuer(s). No relevant exchange or reference share issuer has passed on the legality or suitability of, or the accuracy or adequacy of any descriptions or disclosures relating to, the securities. No relevant exchange or reference share issuer makes any representation or warranty, express or implied, to you or to any member of the public regarding the advisability of investing in securities generally or in the securities we are offering to you in particular.

No relevant exchange or reference share issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which any amount due to you on the securities is to be determined. No relevant exchange or reference share issuer has any liability in connection with the administration, marketing or trading of the securities. No relevant exchange or reference share issuer has any obligation to take our or your interests into consideration for any reason.

Changes to an underlying could adversely affect the notes

The sponsor of an underlying can add, delete or substitute the stocks included in any underlying, make other methodological changes that could affect the level of such underlying, or discontinue or suspend calculation or dissemination of such underlying at any time. If one or more of these events occur, the calculation of payment at maturity or upon early redemption, if applicable, will be adjusted to reflect such event or events. Please refer to “Description of the Notes — Changes to the calculation of a reference index” and to “Description of the Notes —

Changes to the calculation of a reference fund.” Any of these actions could adversely affect the amount payable in respect of the notes and/or the value of the notes.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying(s) on any day during the term of the notes or from calculating any amount due to you on the notes. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any calculation date is not a trading day, it is possible that one or more calculation date(s) and the corresponding automatic mandatory redemption payment date or maturity date and/or any other relevant dates as set forth in the applicable pricing supplement will be postponed, and your return could be adversely affected. No coupons or other payment will be payable as a result of such postponement. For additional information, see “Description of the Notes — Postponement of calculation dates” below.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is, composed of equity securities that are denominated in a foreign currency, or to any ADSs, which are quoted and traded in U.S. dollars and each represent an underlying foreign equity security that is quoted and traded in a foreign currency. We will not make any adjustment or change to the terms of the notes in the event that exchange rates should become fixed, in response to any devaluation or revaluation of a currency or any imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

If the notes are linked to any underlying composed of stocks that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or are ADSs, an investment in the notes is subject to risks associated with foreign securities markets

If the notes are linked, in whole or in part, to any underlying(s) composed of stocks that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or to the value of the ADSs representing interests in foreign equity securities, an investment in the notes involves risks associated with the securities markets in those countries where such stocks or components are traded, including risks related to market volatility, government intervention in such markets and cross shareholdings of companies in such countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements, as well as securities trading rules that are different from those applicable to U.S. reporting companies.

The levels of such stocks and components may be affected by political, economic, financial and social factors in foreign markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets. Emerging market countries may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for notes that are linked to any underlying(s) composed of stocks comprised of equity securities traded in one or more emerging market countries or are ADSs representing foreign equity securities that are traded in one or more emerging market countries, as well as for securities that are linked to a basket of such underlying(s).

The notes may be linked to a price return index or an excess return index, rather than a total return index

The notes may be linked to an underlying that is a price return index or an excess return index, rather than a total return index. A price return index is designed to reflect only the price movements of the stocks included in such underlying, while a total return index reflects the returns that would potentially accrue from a hypothetical investment in such stocks (including dividends and other distributions on such stocks). By contrast, an excess return index reflects the returns reflected by the total return version of such index, minus the cost of the interest paid to borrow the funds to invest in the total return version of such index. Therefore, any payment due to you with respect to notes linked to a price return index could be less than such payment would have been if the notes were linked to a total return index and any payment due to you with respect to notes linked to an excess return index will be less than such payment would have been if the notes were linked to a total return index or, possibly, a price return index.

Even if the components included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying purports to be representative of a particular industry or market sector, the performance of such underlying may not correlate with the performance of the entire industry or market sector. The level of an underlying may decline even if the applicable industry or market sector as a whole rises in value. The shares held by an underlying or included in an index tracked by an underlying may not necessarily be representative of such industry or asset class because the universe of such shares may be incomplete or become outdated over time. For example, the universe of shares held by an underlying or included in an index tracked by an underlying may not be updated even if one or more issuers of such shares engage in new lines of business that are unrelated to such industry or market sector, or cease their involvement in any line of business that is related to such industry or market sector at any time.

The notes may be subject to concentration risk

If the notes are linked to multiple underlyings or a basket and such underlyings or basket components, as applicable, are concentrated in a single or limited number of industry sectors, asset classes or geographical regions, you will not benefit from the advantages of a diversified investment. Instead, you will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the notes may be more adversely affected by a single economic, political, regulatory or other occurrence affecting a single industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of industry sectors, asset classes and/or geographical regions represented.

In addition, the fact that the notes may be linked to a basket does not mean that the securities represent a diversified investment. Although the basket components may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, notes linked to a basket of exchange-traded funds that hold exclusively U.S. financial sector stocks will have concentrated exposure to the financial sector of the U.S. equity markets, and such basket components may respond in similar ways to economic events that affect the U.S. financial sector generally. Furthermore, the notes are subject to the credit risk of Credit Suisse. No amount of diversification across basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the notes.

Our right to use a reference index may be suspended or terminated

We have been granted, or will be granted, a non-exclusive right to use each underlying and related trademark in connection with the offering of the notes. If we breach our obligations under any license, the relevant index sponsor may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant underlying and related trademarks in connection with the notes until their maturity. If our right to use any underlying is suspended or terminated, it may become difficult for us to determine the level of such underlying and, consequently, the coupons, if any, payment at maturity or upon early redemption, if applicable, or any other amounts payable to you on the notes. In such case, the calculation agent will determine, in its sole discretion, the relevant level of such underlying and/or the fair value of the notes.

The correlation between the performance of an underlying and its tracked index may be imperfect

For any underlying that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of such tracked index. Accordingly, an underlying generally does not hold all, or substantially all, of the stocks included in its respective tracked index. Rather, it invests in a representative sample of securities that collectively has an investment profile similar to its tracked index. However, the stocks included in their respective tracked indices may be unavailable in the secondary market due to extraordinary circumstances. In addition, an underlying also generally invests a specified percentage of their assets in the shares of other funds.

Generally, the performance of an underlying may differ from the performance of its tracked index due to: (i) imperfect correlation between the stocks held by such underlying and the stocks included in its tracked index; (ii) the performance of the shares of other funds, if applicable; (iii) rounding of prices; (iv) changes to such underlying’s tracked index; and (v) changes to regulatory policies. Furthermore, the performance of an underlying and its tracked index will vary due to transaction costs, certain corporate actions and timing variances. In addition, because the shares of the underlying(s) are traded on exchanges and are subject to market supply and investor demand, the market value of one share of an underlying may differ from its net asset value per share, and the shares of an underlying may trade at, above or below their net asset value per share.

Consequently, the return on the securities will not be the same as investing directly in the shares of any underlying, the shares included in its tracked index, and will not be the same as investing in a debt security with a payment at maturity linked or related to the performance of such tracked index.

The policies of any underlying sponsor, and changes that affect such underlying or its tracked index, could adversely affect the amount payable on your securities and their value

The policies of any underlying sponsor(s) concerning the calculation of an underlying’s net asset value, additions, deletions or substitutions of shares or other assets or financial measures held by such underlying, and the manner in which changes affecting any such underlying’s tracked index are reflected in such underlying could affect the market price of the shares of such underlying and, therefore, the amount payable on your notes and the value of your notes before that date. The amount payable on your notes and their value could also be affected if the underlying sponsor changes these policies, for example, by changing the manner in which it calculates such underlying’s net asset value, or if it discontinues or suspends calculation or publication of such underlying’s net asset value, in which case it may become difficult to determine the value of the notes. If events such as these occur, or if the closing level of such underlying is not available on the relevant review date(s) because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of such underlying on the relevant review date(s), and thus, the amount payable on the securities at maturity in a manner it considers appropriate in its sole discretion. Please refer to “Description of the Notes — Changes to the calculation of an underlying” below.

General Risks Relating to Equity-Based Underlyings

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any relevant exchange or reference share issuer and are not responsible for their public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange or reference share issuer(s) in any way and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosures regarding their methods or policies. Actions by any relevant exchange or reference share issuer(s) may have an adverse effect on the level of the relevant underlying and, consequently, the value of the securities.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s) or reference share issuer(s) contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the underlying(s) and reference share issuer(s).

In some circumstances, the payment you receive on the notes may be based on equity securities or currencies that are not the equity securities of the original reference funds or the reference share issuer or the original reference currencies

In some circumstances, for notes linked to the performance of reference funds or reference shares, the payment you receive on the notes may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original reference fund or reference share issuer(s). If certain corporate events relating to an underlying or reference share issuer (including mergers and acquisitions) occur during the term of the securities and such reference share issuer is not the surviving entity, the amount you receive on the securities at maturity may be based, in whole or in part, on the equity securities of a successor to the original underlying, or on cash or any other assets distributed to holders of the original underlying as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments in “Description of the Notes — Adjustments — Reorganization events” and “Description of the Notes — Changes to the calculation of a reference fund.”

Similarly, the reference currency or the base currency may be replaced with another currency upon the occurrence of certain specified events. If such an event occurs, you could become subject to the performance of the successor currency relative to the base currency or the performance of the reference currencies relative to the successor currency, as applicable. In addition, for notes linked to a basket, if a reference currency is replaced with a successor currency that is the same as another reference currency, the weight of that reference currency in the basket will be effectively increased.

In addition, if, following a replacement of a reference currency, the successor currency is the same as the base currency, a reference currency is the same as the successor currency, the spot rate for the affected reference currency on each trading day occurring on and after the effective date of such succession event will be deemed to be equal to the spot rate for such reference currency on the trading day immediately preceding such effective date. In this case, the spot rate for the remainder of the duration of the notes will be fixed, even if such spot rate would result in a lower payment at maturity, coupon payments or any other applicable payments on your notes, and you will also lose the opportunity to participate in the performance of the reference currency relative to the base currency, if any. You should read “Description of the Notes — Succession Events” in order to understand these and other adjustments that may be made to your notes. The occurrence of a succession event and the consequent adjustments may materially and adversely affect the value of the notes.

The notes may be subject to foreign currency risks if any underlying includes foreign equity securities or other components denominated in a foreign currency or if any underlying is an ADS

If any underlying is composed of foreign equity securities or other components denominated in a foreign currency, or if any underlying is an ADS, the notes may be subject to foreign currency risks. When the prices of the components composing such underlying are converted into the currency in which such underlying is quoted (the “base currency”) for the purpose of calculating the level of such underlying, your investment will be exposed to currency exchange risk with respect to each of the equity securities or the components included in such underlying that do not trade in the base currency of the underlying. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the components included in such underlying are denominated, the level of such underlying may be adversely affected, and the payment on the notes at maturity or upon early redemption, if applicable, may be reduced.

There are significant risks related to investments in securities that are linked, in whole or in part, to ADSs, which are quoted and traded in U.S. dollars and each of which represents equity securities that are quoted and traded in a foreign currency. ADSs may trade differently from their corresponding foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of such corresponding foreign equity securities on foreign securities markets and, as a result, may affect the level of such ADSs, which may consequently affect the value of the notes.

Foreign currency risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between the relevant countries, and the extent of governmental surpluses or deficits in the countries represented by any underlying(s). All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the notes.

We are not affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index and the Swiss Market Index

We are not currently affiliated with any of the stocks included in any underlying, with the exception of the MSCI EAFE® Index and the Swiss Market Index. We are currently one of the companies that make up the MSCI EAFE® Index or the Swiss Market Index, but we are not affiliated with any of the other companies whose stocks may be included in such indices. In the case of securities linked to the MSCI EAFE® Index or the Swiss Market Index, we have no ability to control the actions of the other companies included in such indices, including actions that could affect the levels of the stocks included in such indices and, consequently, the levels of such indices. None of the money you pay us will go to the sponsor of either the MSCI EAFE® Index or the Swiss Market Index or any of the other companies included in such indices, and none of those companies will be involved in the offering of the notes in any way.

Anti-dilution protection is limited

The calculation agent will make adjustments to the share adjustment factor, as defined below, applicable to each underlying for certain events affecting such underlying. The calculation agent is not required, however, to make such adjustments in response to all events that may affect such underlying. If such an event occurs and the calculation agent is not required to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the notes may be materially and adversely affected. See “Description of the Notes — Adjustments” for further information.

There are important differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities

If the notes are linked, in whole or in part, to the performance of ADSs relating to foreign equity securities, you should be aware that your notes are linked, in whole or in part, to the prices of such ADSs and not to the prices of such corresponding foreign equity securities. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, ADSs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of such ADSs. There may be significant differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities, and such differences may materially and adversely impact the value of the notes. For example, a foreign issuer may make distributions in respect of its foreign equity securities that are not passed on to the holders of the relevant ADSs.

In addition, for notes linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted for trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the corresponding foreign equity securities and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) replace such ADS with such corresponding foreign equity securities, in each case as described below under “Description of the Notes

— Delisting of ADSs or termination of ADS facilities” below. Replacing the original ADS with another security may materially and adversely affect the value of the notes.

We may engage in hedging and trading in any underlying(s) or instrument linked or related to any underlying(s)

While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including trading in the shares of any underlying(s) or instruments linked or related to any underlying(s). Even if there is an active trading market, there may not be enough liquidity to allow the shares of such underlying(s) to trade easily, at which point the value of the securities may be adversely affected.

General Risks Relating to a Reference Exchange Rate

Even though currencies are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States

The interbank market for currencies is a global, around-the-clock market and currency values are quoted 24 hours a day. The hours of trading for the notes, if any, may not conform to the hours during which any relevant currency is traded. To the extent that U.S. markets are closed while the markets for currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the level of the reference exchange rate, that will not be reflected immediately in the market price, if any, of the notes.

The absence of last-sale and other information about the reference currencies may affect the price of the notes

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the payment at maturity on the notes, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to investors may make it difficult for investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, relevant information relating to the originating countries of the reference currencies or the base currency may not be well-known or rapidly or thoroughly reported in the United States. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the reference currencies and the base currency and must be prepared to make special efforts to obtain that information.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the notes. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on payments of coupons on debt instruments.

One or more of our affiliates before and following the issuance of any notes may acquire or dispose of positions relating to any underlying or listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivatives or similar instruments linked or related to, any underlying to hedge our obligations under the notes. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the notes, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the notes, depending on market conditions and other factors (including the level of any underlying), in connection with hedging certain of the risks associated with the notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, the underlyings. These other hedging activities may occur from time to time before the notes mature and will depend on market conditions and other factors (including the levels of the underlyings). In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we, or one or more of our affiliates, have a hedge position in any underlying(s), the components included in or comprising any underlying(s) or any instruments linked or related to any underlying(s), we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any notes. Depending, among other things, on future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

In addition, we or one or more of our affiliates may purchase, or otherwise acquire a long or short position in, the notes from time to time and may, in our or its sole discretion, hold, resell, exercise, cancel or retire such offered notes. We or one or more of our affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in, or options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, any underlying, we or one or more of our affiliates may liquidate all or a portion of those holdings at or about the time of the maturity or early redemption of, or the payment of any interest or coupon(s) on, the notes. Depending, among other things, on future market conditions and other factors, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities described in this section will not be limited to any particular exchange or market and may be influenced by a number of factors. It is possible that we or one or more of our affiliates may receive a profit from such hedging activities, even if the market value of the notes has declined. We are only able to determine profits or losses from any such hedging position when such position is closed out and any offsetting hedging position(s) are taken into account.

The original issue price of the notes will include the commissions paid to CSSU with respect to the notes and the cost of hedging our obligations under the notes. This cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing such hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

We have no reason to believe that our hedging activities, as well as those of our affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments, or on the value of the notes or the underlyings. However, we cannot guarantee that our hedging activities, as well as those of our affiliates, will not affect such prices or values. We will use the remainder of the proceeds from the sale of the notes for the general corporate purposes described above.

Description of the Notes

This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The notes are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively) and currency (a “reference currency”) relative to a base currency (“reference exchange rate”) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the notes will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the notes are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The notes will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will not be listed on any securities exchange.

The notes are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any amount due on the notes is subject to our ability to meet our obligations as they become due.

The applicable pricing supplement will contain important terms relating to the determination of any payments or deliveries on the notes. These include: “base currency,” “call level,” “call premium,” “contingent minimum return,” “downside leverage factor,” “final level,” “fixed payment percentage,” “initial level,” “knock-out buffer amount,” “knock-out event,” “knock-out level,” “lowest performing underlying,” “maximum return,” “monitoring period,” “review date(s),” “strike date,” “upside leverage factor,” “underlying return” and “underlying return cap.”

•	If your notes are linked to the performance of one or more reference exchange rates, we may refer to the underlying return and the underlying return cap as the “currency return” and the “currency return cap,” respectively, and the initial level and final level as the “initial spot rate” and the “final spot rate,” respectively, in the applicable pricing supplement.

•	If your notes are linked to the performance of a basket, we may refer to the underlying return and underlying return cap as the “basket return” and the “basket return cap,” respectively, and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

Coupons

We will not pay you coupons during the term of the notes.

Early redemption; defeasance

The notes are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.” The notes may be subject to automatic mandatory redemption as described under the “— Automatic mandatory redemption upon call.”

Maturity date

The maturity date of the notes will be specified in the applicable pricing supplement and is subject to postponement as described herein under “— Postponement of calculation dates.” No coupons or other payment will be payable because of any postponement of the maturity date.

Automatic mandatory redemption upon call

The notes will be subject to automatic mandatory redemption if the closing level of the relevant underlying or the basket, as applicable, on any review date specified in the applicable pricing supplement is greater than or equal to the applicable call level in respect of the applicable review date, as specified in such pricing supplement. If the notes are called for automatic mandatory redemption on any review date, the payment if called that you will receive will be equal to the principal amount of the notes multiplied by the sum of 1.0 and the call premium applicable to the review date on which the notes are called, as specified in such pricing supplement.

If the notes are called for automatic mandatory redemption on a review date, we will redeem each note and you will receive an amount in cash equal to the payment if called on the sixth business day after the applicable review date, subject to postponement as described below.

Payment at maturity

Unless previously redeemed, or purchased by us and cancelled, the notes will be redeemed on the maturity date for an amount of cash or by delivery of one or more underlyings, in each case determined as set forth in the applicable pricing supplement.

Certain definitions

The following terms used in this product supplement have the following definitions:

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.

The “base currency” will be specified in the applicable pricing supplement. If a succession event with respect to the base currency has occurred, the base currency may be replaced by another currency. See “Description of the Notes — Succession events.”

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

A “calculation date” is any review date and any other day specified in the applicable pricing supplement, subject to the provisions described under “— Postponement of calculation dates” below.

The “call level” and “call premium” applicable to each review date will be set forth in the applicable pricing supplement.

The “closing level” of an underlying is:

•	For a reference index, on any trading day for such reference index the level of such reference index determined by the calculation agent at the time at which the index sponsor of such reference index calculates the closing level to be published for such reference index on such trading day, subject to the provisions described under “— Changes to the calculation of a reference index” herein.

•	For a reference fund, on any trading day for such reference fund the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the relevant exchange multiplied by the share adjustment factor for such reference fund, subject to the provisions described under “— Changes to the calculation of a reference fund” herein.

•	For a basket, on any trading day the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

•	For a reference share, on any trading day for such reference share:

o	if such reference share (or such other security) is listed or admitted for trading on a national securities exchange registered under the Exchange Act, the last reported sale price, regular way or, in the case of The NASDAQ Stock Market, the official closing price, of the principal trading session for such reference share (or other security) on such day on such principal securities exchange;

o	if such reference share (or such other security) is not listed or admitted for trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board for such reference share (or such other security) on such day;

o	if such reference share (or such other security) is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such reference share is listed or admitted for trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary foreign securities exchange or market on which such reference share (or such other security) is listed or admitted for trading; or

o	otherwise, if the closing level of the reference share (or such other security) cannot be determined as set forth above, the closing level will be the arithmetic mean of the bid prices for such reference share (or such other security) obtained from as many dealers in such reference share (or such other security), but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security).

The “contingent minimum return” will be a percentage specified in the applicable pricing supplement, if applicable.

“Index sponsor” means, with respect to a reference index, the sponsor of such reference index that will publish or have published on its behalf, a level for the reference index.

The method of determining the “initial level” and the “final level” will be specified in the applicable pricing supplement. For example, the initial level might be determined by reference to the lowest level or the average level of the underlying during a specified period. The final level will be subject to the provisions described in “— Postponement of calculation dates” herein.

The “knock-out buffer amount” will be a percentage specified in the applicable pricing supplement.

A “knock-out event” will occur if, in the case of closing level monitoring, the closing level of any relevant underlying is equal to or less than its knock-out buffer amount on any trading day during the monitoring period or on the review date, as applicable, or, in the case of continuous monitoring, if the level of any relevant underlying is equal to or less than its knock-out buffer amount at any time on any trading day during the monitoring period or at any time on the review date, as applicable.

The applicable pricing supplement may specify a different type of monitoring during the monitoring period for any relevant underlying. In addition, the applicable pricing supplement may specify that a knock-out event will occur with respect to any relevant underlying if the level or closing level, as applicable, only falls below its knock-out buffer amount, rather than is equal to or less than its knock-out buffer amount on any trading day or at any time during the monitoring period, as applicable.

The “level” of an underlying is:

•	For a basket, at any time during the term of the notes the level of such basket at such time, calculated in accordance with the formula set forth in the applicable pricing supplement and subject to the provisions described under “— Changes to the calculation of a reference index,” and “— Changes to the calculation of a reference fund” herein, as applicable.

•	For any reference index, at any time during the term of the notes the level of such reference index published at such time by the index sponsor of such reference index and subject to the provisions described under “— Postponement of calculation dates” and “— Changes to the calculation of a reference index” herein.

•	For any reference share or reference fund, at any time during the term of the notes the price of one such reference share or one share of such reference fund, respectively, displayed on the relevant exchange for such reference share or reference fund at such time, or if unavailable on that relevant exchange, any other exchange displaying such price, as specified in the applicable pricing supplement, multiplied by the share adjustment factor (as defined below) applicable to such reference share or reference fund at such time and, in the case of a reference share, subject to the provisions described under “— Market Disruption Events,” “— Adjustments — For equity securities of a reference share issuer” and “— Delisting of ADSs or termination of ADS facility” and, in the case of a reference fund, subject to the provisions described under “— Postponement of calculation dates,” “— Changes to the calculation of a reference fund” and “— Adjustments — For a reference fund” below.

The “maximum return” is a percentage that will be determined on the pricing date and that will be specified in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a maximum return, the appreciation of the notes will be limited to the maximum return even if the underlying return multiplied by the upside leverage factor, if applicable, is greater than such maximum return.

The “monitoring period” is the period from, but excluding, the pricing date to, and including, the final review date.

The “pricing date” will be the date set forth in the applicable pricing supplement.

“Related exchange” means with respect to an underlying, each exchange on which futures or options contracts relating to such underlying or to the applicable index tracked by such underlying, if any (the “tracked index”) are traded.

“Relevant exchange” means:

•	with respect to a reference share or reference fund, the principal U.S. exchange on which such reference share or reference fund is traded; and

•	with respect to a reference index, each principal exchange on which component securities included in such reference index are traded.

The “review date” will be the date(s) specified in the applicable pricing supplement, or, for each underlying, the next succeeding trading day for such underlying if the scheduled review date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

The “share adjustment factor” is, with respect of a reference share or reference fund, initially equal to 1.0 on the date the notes are priced for initial sale to the public and will be subject to adjustment as described under “— Adjustments” below.

The “spot rate” in respect of a reference exchange rate on any trading day will be the official fixing from the relevant fixing source at the relevant valuation time, expressed as number of units of the base currency per one unit of the reference currency, as reported by Reuters Group PLC (“Reuters”) or by Bloomberg (“Bloomberg”) or any successor source or page on the relevant page, as specified in the applicable pricing supplement, and subject to the provisions described under “— Succession events.” The applicable pricing supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and if so, and the approximate time of the day at which the relevant page will be consulted by the calculation agent to determine the spot rate. If the spot rate for any reference exchange rate on any trading day is not published on such Reuters or Bloomberg page or such other page, then the calculation agent will determine the spot rate for such reference exchange rate on such trading day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such spot rate and any other information that it deems relevant, as of such trading day.

“Trading day” means:

•	with respect to any reference index, reference fund or reference share, any day that is (or, but for the occurrence of a market disruption event in respect of an underlying, would have been) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, or the related exchanges for such underlying (each as defined herein); and

•	with respect to a reference currency exchange rate, any day on which (a) The City of New York and the principal financial centers for the reference currency and the base currency as specified in the applicable pricing supplement are open for dealings in foreign exchange, (b) banking institutions in The City of New York and such principal financial centers for the reference currency and the base currency are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the applicable pricing supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open.

The method of calculating the “underlying return” will be as specified in the applicable pricing supplement. In addition, the applicable pricing supplement may specify that the notes will be linked to the performance of the lowest performing of two or more underlyings. If applicable, the method of determining the “lowest performing underlying” will be as specified in the applicable pricing supplement.

The “upside leverage factor” will be a number or percentage as specified in the applicable pricing supplement. If applicable, the “downside leverage factor” will be a number or percentage as specified in the applicable pricing supplement.

Postponement of calculation dates

General

If the closing level, spot rate or other relevant level(s) for any underlying is to be determined on any calculation date for the notes, but such date is not a trading day, then such level(s) for such underlying will be determined by the calculation agent on the immediately following trading day, unless a market disruption event has occurred or is continuing on any such trading day, in which case the provisions below will apply.

For equity-based underlyings

If the calculation agent determines that a market disruption event has occurred or is continuing in respect of any underlying on any calculation date for which a closing level must be determined, then such calculation date for such underlying will be postponed to the first succeeding trading day for such underlying on which the calculation agent determines that no market disruption event has occurred or is continuing in respect of such underlying, unless the calculation agent determines that a market disruption event has occurred or is continuing in respect of such underlying on each of the five trading days for such underlying immediately following such scheduled calculation date. In that case, (a) the fifth succeeding trading day for such underlying following such scheduled calculation date will be deemed to be the calculation date for such underlying, notwithstanding any market disruption event, and (b) if such underlying is a:

•	reference index, the calculation agent will determine the closing level for such reference index on that deemed calculation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange-traded prices on the relevant exchanges or, if trading in any component included in the reference index has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges but for the suspension or limitation, as of the valuation time on that deemed calculation date, of each component included in such reference index (subject to the provisions described under “— Changes to the calculation of a reference index” herein);

•	reference fund, the calculation agent will determine the closing level for such reference fund on that deemed calculation date using its good faith estimate of the settlement price of such reference fund that would have prevailed on the relevant exchange for such reference fund but for the occurrence of a market disruption event (subject to the provisions described under “— Changes to the calculation of a reference fund” herein);

•	reference share, the calculation agent will determine the closing level for such reference share on that deemed calculation date using its good faith estimate of the settlement price of such reference share that would have prevailed on the relevant exchange for such reference share but for the occurrence of a market disruption event.

Postponement of consecutive calculation dates

If two or more consecutive calculation dates are specified in the applicable pricing supplement and a market disruption event occurs or is continuing in respect of any equity-based underlying on such a calculation date (a “disrupted calculation date”), then each calculation date scheduled to occur on consecutive trading days following such disrupted calculation date, if any, will be postponed by the corresponding number of days by which such disrupted calculation date is postponed as a result of such market disruption event.

Underlyings that are not affected by a market disruption event

The calculation date for any underlying that is not affected by a market disruption event will be the scheduled calculation date for such underlying.

Postponement of payment dates and the maturity date

If a calculation date (other than the final review date) is postponed in respect of any underlying as a result of a market disruption event, or because such calculation date is not a trading day for any underlying to a date on or after any relevant payment date, then such payment date will be postponed to the business day immediately following the latest date to which such calculation date is postponed for any underlying.

If the final review date is postponed as a result of a market disruption event or because such final review date is not a trading day for any underlying, then the maturity date will be postponed to the fifth business day following the final review date as postponed.

Market Disruption Events

In respect of an equity-based reference index, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of such reference index on the relevant exchange or relevant exchange(s) for those securities for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange or relevant exchange(s);

(b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange or relevant exchange(s) for such reference index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of such reference index during the last one-half hour period preceding the close of the principal trading session on such relevant exchange or relevant exchange(s) are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange during the one-half hour period preceding the close of the principal trading session for such related exchange; or

(d)	a decision to permanently discontinue trading in the relevant futures or options contracts;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the components of the equity-based reference index or in any instruments linked or related to the reference index or components of the reference index or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the notes.

For the purpose of determining whether a market disruption event with respect to an equity-based reference index exists at any time, if trading in a security included in that reference index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that reference index will be based on a comparison of (1) the portion of the level of that reference index attributable to that security relative to (2) the overall level of that reference index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event in respect of a reference index has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of a relevant exchange or the primary related exchange for such reference index;

(b)	limitations pursuant to the New York Stock Exchange (“NYSE”) Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(c)	a suspension of trading in futures or options contracts related to such reference index by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts,

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

In respect of a reference fund, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading in the shares of such reference fund on the relevant exchange for such reference fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference fund, as a result of which the reported trading prices for the shares of such reference fund during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference fund or the applicable index tracked by such reference fund (the “tracked index”), if any, for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

that in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of such reference fund or in any instrument related to the shares of such reference fund or the tracked index, or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the notes.

For purposes of determining whether a market disruption event in respect of a reference fund has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of a relevant exchange or the primary related exchange for such underlying;

(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts linked or related to such underlying or the applicable tracked index, if any, by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference fund or the applicable tracked index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference fund or the applicable tracked index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

In respect of a reference share, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of such reference share on the relevant exchange for such reference share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange, during the one-half hour period preceding the close of the principal trading session of such related exchange or market; or

(d)	a decision to permanently discontinue trading in such futures or options contracts relating to such reference share;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference share or any instrument related to such reference share or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the notes.

For the purpose of determining whether a market disruption event in respect of a reference share has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of the relevant exchange for such reference share or the primary related exchange or market for trading in futures or options contracts related to such reference share;

(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts linked or related to such reference share by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts,

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference share; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts linked or related to such reference share are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

Changes to the calculation of a reference index

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference index is (a) not calculated and announced by its index sponsor, but is instead calculated and announced by a successor sponsor that is acceptable to the calculation agent or (b) replaced by a successor index that uses what is, in the sole determination of the calculation agent, the same or a substantially similar formula for, and method of, calculation as used in such reference index, then such successor sponsor (if applicable) will be deemed to be such successor index (if applicable) as so calculated and announced by such successor sponsor, or that successor index, as applicable (such index, a “successor reference index”).

Upon any selection by the calculation agent of a successor reference index, such successor reference index will be substituted for the original underlying for all purposes relating to the notes, and we will, or will cause the calculation agent to, furnish notice thereof to us and the trustee.

If (x) on or prior to a calculation date or other relevant date(s) on which a closing level must be determined the relevant index sponsor, index calculation agent or index creator makes, in the determination of the calculation agent, a material change in the formula for, or method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in such formula or method to maintain such reference index in the event of changes in constituent stocks, capitalization or other routine events) or (y) on any calculation date or other relevant date(s) on which a closing level for an underlying must be determined the index sponsor fails to calculate and announce a closing level for such underlying (including a permanent discontinuance of such underlying where there is no successor underlying as described above), then, in each case, the calculation agent will calculate the closing level using the level of such underlying on the calculation date or relevant date(s) in accordance with the formula for and method of calculating such closing level last in effect immediately prior to that change or failure, but using only those components included in such underlying that were also included in such underlying immediately prior to such change or failure. Notice of such an adjustment to an underlying will be provided to the trustee.

Changes to the calculation of a reference fund

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference fund is delisted from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute such discontinued reference fund with an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to such discontinued reference fund (such exchange-traded fund, a “successor reference fund”). If a reference fund is delisted, liquidated or otherwise terminated and the calculation agent determines that no successor reference fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of such discontinued reference fund by a computation methodology that the calculation agent determines will, as closely as reasonably possible, replicate the performance of such discontinued reference fund. If a successor reference fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will, as closely as reasonably possible, replicate the performance of a discontinued reference fund, that successor reference fund or closing level will be substituted for the discontinued reference fund for all purposes for the notes.

If at any time:

•	the tracked index is changed in any material respect; or

•	a reference fund in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of such reference fund had those changes or modifications not been made, then, from and after that time, the calculation agent will make such calculations or adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if such changes or modifications had not been made, and calculate the closing level with reference to such reference fund, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Adjustments

For purposes of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the calculation agent may determine.

For a reference fund

The share adjustment factor for a reference fund will initially be set to 1.0 on the pricing date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final review date; provided, however, if we deliver shares of one or more underlyings at maturity or upon early redemption, the share adjustment factor will be subject to adjustment up to, and including, the maturity date or early redemption date, as applicable. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference fund will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

Share splits and reverse share splits

If the shares of a reference fund are subject to a share split or reverse share split, the share adjustment factor for such reference fund will be adjusted on the effective date of such share split or reverse share split so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund; and

•	the number of shares that a holder of one share of such reference fund before the effective date would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If a reference fund is subject to a share dividend, i.e., an issuance of additional shares of such reference fund that is given ratably to all, or substantially all, holders of shares of such reference fund, then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund; and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of such reference fund before the effective date would have owned or been entitled to receive immediately following the applicable effective date.

Non-cash distributions

If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference fund to all, or substantially all, holders of shares of such reference fund (other than (i) share dividends or distributions referred to under “— Share dividends or distributions” above and (ii) cash dividends referred to under “— Extraordinary cash dividends or distributions” below), then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such distribution so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund; and

•	a fraction, the numerator of which is the “current market price” of one share of such reference fund and the denominator of which is the “current market price” less the “fair market value” of such distribution.

For purposes of adjustment to a reference fund:

•	The “current market price” means the closing level of one share of the reference fund on the trading day for such reference fund immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such reference fund.

•	The “ex-dividend date” with respect to a dividend or other distribution on the reference shares means the first trading day for a reference fund on which transactions in the shares of such reference fund trade on the relevant exchange for such reference fund without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on the shares of such reference fund means the value of the property distributed in respect of one share of such reference fund in such distribution as of the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value of such distribution of property per share of such reference fund will equal the closing level of one share or other unit of such distributed property on such ex-dividend date.

Extraordinary cash dividends and distributions

A dividend or other distribution consisting exclusively of cash to all, or substantially all, holders of shares of a reference fund (with respect to the reference fund, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference fund by an amount equal to at least 10% of the closing level of such reference fund on the first trading day for such reference fund immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement.

For purposes of this section, an “immediately preceding non-extraordinary cash dividend” means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor as described herein. For the avoidance of doubt, if more than one cash dividend has the same ex-dividend date, then each such dividend will be deemed to be a single dividend with the aggregate amount on such ex-dividend date.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund; and

•	a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of the reference fund and the denominator of which is the closing level of such reference fund on the trading day for such reference fund before the ex-dividend date for such reference fund.

For equity securities of a reference share issuer

The share adjustment factor for a reference share will initially be set to 1.0 on the pricing date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final review date. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

For purposes of these adjustments, except as noted below, if the reference shares are ADSs, all adjustments to the share adjustment factor will be made based on the occurrence of the corporate events specified below with respect to the corresponding foreign equity securities of such ADS. For example, if such foreign equity securities are subject to a two-for-one stock split, and assuming the then-prevailing share adjustment factor for the relevant reference shares is equal to 1.0, the share adjustment factor for such reference shares would be adjusted to be equal to 2.0. Further, if the relevant reference shares are ADSs, the term “dividend” used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims, and is entitled to, a reduction in such taxes under an applicable income tax treaty, if available.

If the relevant reference shares are ADSs, no adjustment to the share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the corporate events described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or depositary for such ADSs has already adjusted the number of shares of the corresponding foreign equity securities represented by such ADSs to reflect the corporate event in question. However, to the extent that the number of shares of the corresponding foreign equity securities represented by such ADSs is changed for any other reason, appropriate modifications to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If the reference shares are subject to a stock split or reverse stock split, the share adjustment factor for such reference shares will be adjusted on the effective date of that stock split or reverse stock split so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of shares that a holder of one share of such reference shares before the effective date would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends or distributions

If the reference shares are subject to a (i) stock dividend (i.e., an issuance of additional shares of such reference shares that is given ratably to all, or substantially all, holders of such reference shares) or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of additional shares of such reference shares issued in the stock dividend or distribution with respect to one share of such reference shares.

Non-cash dividends or distributions

If the reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all, or substantially all, holders of such reference shares (other than dividends, distributions or issuances referred to under “— Stock splits and reverse stock splits” or “— Stock dividends or distributions” above or “— Extraordinary cash dividends or distributions” or “— Issuance of transferable rights or warrants” below), then the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares; and

•	a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the current market price less the fair market value of such distribution.

For purposes of these adjustments to the share adjustment factor:

•	The “current market price” means the closing level of one share of such reference share on the trading day for such reference share immediately preceding the ex-dividend date of the dividend or other distribution requiring an adjustment to the share adjustment factor for such reference share.

•	The “ex-dividend date” with respect to a dividend or other distribution on the reference shares, means the first trading day for such reference shares on which such reference shares trade on the relevant exchange for such reference shares without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on the reference shares means the value of the property distributed in respect of one share of such reference shares in such distribution on the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value per share or other unit of such distributed property will equal the closing level of one share or other unit of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled “— Reorganization events” or “— Issuance of transferable rights or warrants” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization events” or will only cause an adjustment pursuant to the section entitled “— Issuance of transferable rights or warrants,” as applicable.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all, or substantially all, holders of a reference share (with respect to the reference share, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference share by an amount equal to at least 10% of the closing level of such reference share on the first trading day for such reference share immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement.

For purposes of this section, an “immediately preceding non-extraordinary cash dividend” means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor as described herein. For the avoidance of doubt, if more than one cash dividend has the same ex-dividend date, then each such dividend will be deemed to be a single dividend with the aggregate payment amount on such consolidated dividends ex-dividend date.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference share will be adjusted so that the new share adjustment factor for such reference share equals the prior share adjustment factor for such reference share plus the product of:

•	the prior share adjustment factor for such reference share; and

•	a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference share and the denominator of which is the closing level of such reference share on the trading day for such reference share before the ex-dividend date for such reference share.

Issuance of transferable rights or warrants

If a reference share issuer issues transferable rights or warrants to all holders of its reference shares to subscribe for or purchase shares of such reference shares, including new or existing rights to purchase shares of such reference shares, at an exercise price that is less than the closing level of one share of such reference shares on both (i) the date the exercise price of such rights or warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, is determined and (ii) the expiration date of such rights and warrants, and if the expiration date of such rights or warrants precedes the maturity date, then the share adjustment factor for such reference shares will be adjusted on the expiration date so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

The number of shares of such reference shares that could be purchased in the market will be based on the closing level of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if such rights or warrants are traded on a U.S. national securities exchange or a foreign securities exchange or market, will equal the closing price of such rights or warrants, or, if such rights or warrants are not traded on a U.S. national securities exchange or a foreign securities exchange or market, will be determined by the calculation agent and will equal the average (or “mean”) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor is determined; provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (or mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If, prior to the maturity date:

(a)	there occurs any reclassification or change of the reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer;

(b)	a reference share issuer, or any surviving entity or subsequent surviving entity of such reference share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the reference shares are exchanged for or converted into other property;

(c)	any statutory exchange of the shares of a reference share issuer or any successor entity with another corporation or other entity occurs, other than pursuant to clause (b) above;

(d)	a reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e)	a reference share issuer issues to all of its shareholders equity securities of an issuer other than such reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”); or

(f)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of a reference share issuer and is consummated and completed for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”), then the level on any day for such reference shares or, in the case of a spin-off event, the share adjustment factor for such reference shares will be adjusted as set forth below.

If an event similar to a reorganization event as described above occurs with respect to a reference share, the calculation agent may calculate the corresponding adjustment or series of adjustments to the initial level, the closing level or the level of the reference shares, as applicable, as the calculation agent determines in good faith to be appropriate to account for that reorganization event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or the calculation agent’s decision not to make any such adjustment.

If a reorganization event with respect to the reference shares, other than a spin-off event, occurs as a result of which the holders of such reference shares receive exchange property, then the level on any day for such reference shares will be determined by reference to the value of the exchange property in respect of each reference share following the effective date for such reorganization event. The value of the exchange property will be calculated as the sum of the values of the components of the exchange property as described below:

•	If the exchange property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by ADSs) traded on a U.S. national securities exchange (“exchange-traded securities”), the value of such exchange property will equal the closing price(s) on the primary exchange(s) for such exchange-traded securities.

•	If the exchange property consists of cash, property other than exchange-traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from such valuation of such non-cash exchange property.

Following a spin-off event, holders of the notes will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

“Exchange property,” with respect to any reference shares that are subject to a reorganization event other than a spin-off event, will consist of any shares of such reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other property distributed to the holders of the reference shares in or as a result of such reorganization event. In the event a reorganization event occurs in which a holder of the reference shares may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash. No coupons will accrue or be payable on any exchange property.

In the event that exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events described herein, as modified by the calculation agent to take into account the nature and terms of such securities.

In the case of a tender or exchange offer or going private transaction for all of the outstanding reference shares that is consummated and completed for all, or substantially all, of such reference shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going private transaction).

If a spin-off event with respect to the reference shares occurs, then, on and after the ex-dividend date for such reference shares for the distribution of equity securities subject to such spin-off event, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares and

•	a fraction, the numerator of which is the closing level of such reference shares on the trading day immediately preceding the ex-dividend date for such reference shares with respect to such spin-off event (the “prior price”) and the denominator of which is the prior price less the value of a number of such spin-off shares received per share of reference share in the spin-off. The value of a spin-off share will be determined as set forth under “closing level” as if such spin-off share was a reference share.

As a result, following a spin-off event, holders of the notes will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

Succession Events

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “succession event” means the occurrence of either of the following events:

(a)	a reference currency or the base currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

(b)	any relevant reference currency country or base currency country (each as defined below) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

We refer to such applicable reference currency or such base currency, as applicable, with respect to which a succession event has occurred as the “former currency.”

On and after the effective date of a succession event, the former currency will be deemed to be replaced with:

(i)	in the case of clause (a) above, the currency that lawfully replaces the former currency, into which the former currency is converted or redenominated, or for which the former currency is exchanged, as applicable, or

(ii)	in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the former currency, taking into account the latest available quotation for the spot rate of the former currency relative to the base currency or the applicable reference currency relative to the base currency, as applicable, and any other information that it deems relevant.

We refer to the replacement currency determined as described in clause (i) or (ii) above as a “successor currency.”

Upon the occurrence of a succession event:

(x)	if the former currency is a reference currency, the initial spot rate for the successor currency will be equal to (A) the product of the initial spot rate for the former currency and the official conversion rate for the former currency per one unit of successor currency (as publicly announced by the reference currency country) used by the country or economic region the lawful currency of which is such reference currency (a “reference currency country”) to set its official exchange rate for the base currency per one unit of successor currency on the effective date of such succession event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the reference currency country, the product of the spot rate for the successor currency on the effective date of such succession event and a fraction, the numerator of which is the initial spot rate for the former currency and the denominator of which is the spot rate for the former currency on the trading day immediately preceding the effective date of such succession event; or

(y)	if the former currency is the base currency, the initial spot rate for each reference currency will be adjusted to be equal to (A) the product of the initial spot rate for such reference currency immediately prior to such adjustment and the official conversion rate for the successor currency per one unit of former currency (as publicly announced by the base currency country) used by the country or economic region the lawful currency of which is the base currency (the “base currency country”) to set its official exchange rate for such reference currency per one unit of successor currency on the effective date of such succession event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the base currency country, the product of the spot rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the successor currency) on the effective date of such succession event and a fraction, the numerator of which is the initial spot rate for such reference currency immediately prior to such adjustment and the denominator of which is the spot rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the former currency) on the trading day immediately preceding the effective date of such succession event.

Upon the occurrence of a succession event, the calculation agent will select in good faith and in a commercially reasonable manner substitute a Reuters or Bloomberg page or such other page for purposes of determining the spot rates of the affected reference currencies.

Notwithstanding the foregoing, if, as a result of a succession event, (1) in the case of a former currency that is a reference currency, the successor currency is the same as the base currency or (2) in the case of a former currency that is the base currency, a reference currency is the same as the successor currency, in lieu of the adjustments described in the preceding paragraphs (x) and (y), the spot rate for the affected reference currency on each trading day occurring on and after the effective date of such succession event will be deemed to be equal to the spot rate for such reference currency on the trading day immediately preceding such effective date.

Delisting of ADSs or termination of ADS facility

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If reference shares that are originally an ADS (the “original reference shares”) are no longer listed or admitted for trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted for trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADS after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the “successor reference shares” and such successor foreign equity security issuer, a “successor foreign reference share issuer”) or (B) select the corresponding foreign equity securities to replace such original reference shares.

The “successor reference shares” with respect to an ADS will be the ADS of a company selected by the calculation agent that is organized, or has its principal executive office located, in the country in which the reference share issuer of such original reference shares was organized or had its principal executive office, and which is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the original reference shares in respect of such successor reference shares that, in the sole discretion of the calculation agent, are the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the corresponding foreign equity securities that are) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the notes with respect to such ADS (a “hedging restriction”); provided further, that if a successor reference shares cannot be identified as set forth above for which a hedging restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized, or has its principal executive office located in, the country in which the issuer of such original reference shares is organized or had its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a hedging restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares was organized or had its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity securities of a company that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility, and which is not subject to a hedging restriction.

Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under “— Delisting of ADSs or termination of ADS facilities,” on and after the change date, all references in this product supplement and the applicable pricing supplement to such “reference shares” will no longer be deemed to refer to the original reference shares and will instead be deemed to refer to any such successor reference shares for all purposes, and all references in this product supplement and the applicable pricing supplement to the “reference share issuer” of such original reference shares will instead be deemed to refer to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under this “— Delisting of ADSs or termination of ADS facilities,” on and after the change date, (i) the initial level for such successor reference shares will be equal to the initial level of the original reference shares, (ii) the closing level for such successor reference shares on any trading day will be the closing level of one share of such successor reference shares on such trading day, multiplied by the share adjustment factor on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in its sole discretion in good faith as of the change date, taking into account, among other things, the closing level of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “— Adjustments” above.

Following the selection of the successor reference shares, the share adjustment factor for such successor reference shares will be subject to adjustment as described above under “— Adjustments” above.

If any successor reference shares are selected as described in this “— Delisting of ADSs or termination of ADS facilities,” we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to The Depository Trust Company (“DTC”) within 30 business days immediately following the change date of such successor reference share issuer, the successor reference shares and the initial level for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects the corresponding foreign equity security to replace the reference shares pursuant to clause (B) of the first paragraph under this “— Delisting of ADSs or termination of ADS facilities,” above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of such corresponding foreign equity securities represented by a single share of such ADS, subject to further adjustments as described under “— Adjustments” above. On any trading day, the closing level for such reference shares will be expressed in U.S. dollars, converting the closing level of the corresponding foreign equity securities on such trading day into U.S. dollars using the applicable reference exchange rate as described below.

On any date of determination, the applicable reference exchange rate will be the spot rate of the local currency of the corresponding foreign equity security relative to the U.S. dollar as reported by Reuters (or any successor service) on the relevant page for such rate at approximately the closing time of the relevant exchange for such foreign equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable reference exchange rate on such date will equal an arithmetic average (or “mean”) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following such date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the arithmetic average (or “mean”) of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency in U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following such date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable reference exchange rate in its sole discretion.

Events of Default and Acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the notes (had the event of default not occurred) as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

We may at any time purchase any notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any notes by us or the redemption of any notes, such notes will be cancelled by the trustee.

Book-Entry, Delivery and Form

We will issue the notes in the form of one or more fully-registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the notes are represented by the global notes, we will pay the payment at maturity on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities — Book-Entry System” in the accompanying prospectus and “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation Agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the notes. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the notes, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors — There may be conflicts of interest.”

Further Issues

Without notice to or the consent of the registered holder(s) of the notes, we may from time to time create and issue further securities ranking pari passu with the notes being offered hereby in all respects. Such further securities will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Amendments

We may, without the consent of the registered holder(s) of the notes or the owners of any beneficial interest in the notes, amend the notes to conform their terms to the terms set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the notes for all purposes under the notes.

Notices

Notices to holders of the notes will be made by first-class mail, postage prepaid, to the registered holder(s).

The Underlyings or Basket

The one or more underlyings or the basket to which the notes are linked will be specified in the applicable pricing supplement. If any underlying or basket component, as applicable, is replaced by a successor underlying or basket component, as applicable, as set forth above, such successor underlying or basket component will be substituted for that underlying or basket component, for all purposes relating to the notes.

We will provide summary information in such pricing supplement regarding the businesses of the applicable reference share issuer(s) based on publicly available information. We take no responsibility for the accuracy or completeness of such publicly available information. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying or reference share issuer is accurate or complete. We are not responsible for any public disclosure of information by any reference share issuer, whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such reference share issuer, or the level(s) of any underlying(s), have or in the future will be publicly disclosed.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to, or filed with, the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to, or filed with, the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is.http://www.sec.gov. Information regarding the underlying(s) and the reference share issuer(s) may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the notes offered thereby and do not relate to any underlying(s) or other securities of any reference share issuer(s) or relevant reference fund, as applicable. We will derive any and all disclosures contained in the relevant pricing supplement regarding the underlying(s), the reference share issuer(s) or relevant reference fund from the publicly available documents described above. In connection with the offering of the notes, we have not, and will not, participate in the preparation of such documents or make any due diligence inquiry with respect to any underlying(s), reference share issuer(s) and/or reference fund. We do not, and will not, make any representation that such publicly available documents are, or any other publicly available information regarding any underlying(s), reference share issuer(s) and/or relevant reference fund is, or will be, accurate or complete. Furthermore, we cannot give you any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any underlying(s) (and therefore the final level(s) of such underlying(s)) have or in the future will be publicly disclosed. Subsequent disclosure of any such events or the disclosure of, or failure to disclose, material future events concerning any underlying(s), reference share issuer(s) and/or relevant reference fund could affect the payment at maturity with respect to the notes and, therefore, the trading prices of the notes.

Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

We or our affiliates may currently, or from time to time in the future, engage in business with the reference share issuer(s) or relevant reference fund, as applicable, of any underlying(s) of the notes we are offering to you, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to, such reference share issuer(s) or relevant reference fund. In the course of such business, we or our affiliates may acquire non-public information about such underlying(s) or reference share issuer(s) and/or reference fund and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such underlying(s), reference share issuer(s) or reference fund, as applicable, and these reports or opinions may or may not recommend that investors buy or hold such underlying(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the underlying(s), reference share issuer(s) and/or reference fund that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical performance

We will provide historical information on any underlying(s) or the basket in the relevant pricing supplement. You should not misconstrue any historical levels or prices that we may provide in any pricing supplement as an indication of the future performance of any underlying(s) or the basket. Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the notes that may be relevant to holders of the notes that acquire their notes from us as part of the original issuance of the notes. This discussion applies only to holders that hold their notes as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the notes as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction,

•	a person whose functional currency is not the U.S. dollar, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the IRS has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the notes, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the notes, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Notes

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of the notes or instruments with terms that are substantially the same as those of your notes. We cannot assure you that the IRS or any court will agree with the tax treatment described below or in the applicable pricing supplement for a particular note.

The discussion herein assumes that the notes are treated, for U.S. federal income tax purposes, as prepaid financial contracts, with respect to the underlying, that are eligible for open transaction treatment. In the absence of an administrative or judicial ruling to the contrary, by acceptance of the notes you agree to treat the notes for all tax purposes in accordance with such characterization and the balance of this discussion assumes that the notes will be so treated.

You should be aware that the characterization of the notes as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your notes in a manner that results in tax consequences to you that are different from those described below. For example, the IRS might assert that the notes are debt instruments, which may result in adverse tax consequences. You should consult your tax advisor regarding the possible tax consequences of characterization of the notes as debt instruments. Generally, the notes are not, and we do not expect that the notes will be, listed on a securities exchange. In the event the notes are listed on a securities exchange and the IRS seeks to characterize your notes as options, the notes would be characterized as Code section 1256 contracts. In such case, the notes would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. If the underlying are reference shares of a non-U.S. company, including ADSs, the IRS could also characterize your notes as an option on a passive foreign investment company (“PFIC”). Alternatively, the IRS might assert that the notes constitute a “constructive ownership transaction,” in which case, under Code section 1260, all or a portion of your gain, if any, from the notes would be recharacterized as ordinary income, and you would be required to pay additional tax calculated by reference to interest on the tax on such recharacterized income. See “Constructive Ownership Transaction Rules” below. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the notes for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of notes that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding notes, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the notes.

If the note provides for the payment of the redemption amount in U.S. dollars based on the return of the underlying, upon receipt of the redemption amount of the note from us (and subject to the discussion below under “Constructive Ownership Transaction Rules”), a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the note at that time. Such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the note for more than one year at settlement or maturity and short-term capital gain or loss otherwise. In the case of an underlying that is foreign currency, such gain or loss will generally be ordinary income or loss (as the case may be) for U.S. federal income tax purposes (subject to the discussion below under “Section 988 Capital Treatment Election”).

If the underlying is a reference share or a reference fund and the note provides for the payment of the redemption amount in physical shares or units of the underlying (and subject to the discussion below under “Constructive Ownership Transaction Rules” and “Passive Foreign Investment Company Rules”), the U.S. Holder should not recognize any gain or loss with respect to the note (other than with respect to cash received in lieu of fractional shares or units, as described below). A U.S. Holder should have a tax basis in all physical shares or units received (including for this purpose any fractional shares or units) equal to its tax basis in the note. A U.S. Holder’s holding period for any physical shares or units received should start on the day after the delivery of the physical shares or units. A U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares or units in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares or units, which should be equal to the U.S. Holder’s basis in all of the physical shares or units (including the fractional shares or units), multiplied by a fraction, the numerator of which is the number of fractional shares or units and the denominator of which is the number of all of the physical shares or units (including fractional shares or units). If the underlying includes a reference share of a non-U.S. reference share issuer, including ADSs, you should consult your advisor regarding possible application of the PFIC rules.

If the underlying is a reference currency other than the U.S. dollar and the note provides for the payment of the redemption amount in a currency other than the U.S. dollar, the U.S. Holder should recognize any gain or loss with respect to the note equal to the difference between the U.S. dollar value of the reference currency received from us (translated at the spot rate in effect on the date of receipt) and the U.S. Holder’s tax basis in the note at that time (which generally will equal the issue price of the note translated at the spot rate on the date of acquisition). Such gain or loss will generally be ordinary income or loss (as the case may be) for U.S. federal income tax purposes (subject to the discussion below under “Section 988 Capital Treatment Election”). A U.S. Holder will have a U.S. dollar basis in the reference currency received equal to its value in U.S. dollars translated at the spot rate in effect on the date of receipt thereof. Upon sale or disposition of the reference currency, a U.S. Holder will recognize exchange gain or loss (generally treated as ordinary gain or loss) equal to the difference between its U.S. dollar basis in the reference currency and its U.S. dollars received upon conversion or the value of property received upon disposition. You should consult your tax advisor as to the specific tax consequences to you of determining and tracking the spot rates in effect on the relevant dates. You will be responsible for determining any foreign currency exchange rates that may be necessary for tax purposes, as we do not intend to supply you with such information.

Upon the sale or other taxable disposition of a note (and subject to the discussion below under “Constructive Ownership Transaction Rules”), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the note. Such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the note for more than one year at the time of disposition and short-term capital gain or loss otherwise.

Constructive Ownership Transaction Rules

All or a portion of gain arising from certain “constructive ownership transactions” may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income. These rules by their terms may apply to any gain derived from the notes if the notes reference an equity interest in a “pass-thru entity” within the meaning of Code section 1260, which includes shares in a PFIC, exchange traded fund, and certain other entities. If the term of the notes is one year or greater and the underlying includes a reference fund or a reference share of a non-U.S. reference share issuer, including ADSs, the IRS might assert that the constructive ownership transaction rules of Code section 1260 apply.

If the notes are treated as a constructive ownership transaction, any gain therefrom that otherwise would be long-term capital gain in excess of the “net underlying long-term capital gain” will be treated as ordinary income, and an interest charge will apply as if such income had accrued for tax purposes at a constant yield over the term of the notes. There is a presumption that all of the gain realized that otherwise would have been long-term capital gain is subject to recharacterization as ordinary income and an interest charge, unless the contrary is demonstrated by clear and convincing evidence. Accordingly, any gain a U.S. Holder realizes from the sale, exchange or redemption of its notes in excess of the amount of long-term capital gain that it can establish that it would have realized had it (1) invested in the underlying (rather than the notes) on the issue date of the notes, and (2) sold the underlying on the date of sale, exchange or redemption of the notes, could be recharacterized as ordinary income and subject to an interest charge, as described above.

Code section 1260 also provides that the U.S. Department of the Treasury is to issue regulations that would exclude from the scope of Code section 1260 certain forward contracts that do not convey “substantially all of the economic return” with respect to the applicable reference asset, which in the case of the notes would be all or a portion of the underlying. However, no such regulations have been issued despite the fact that Code section 1260 was enacted in 1999, and there can be no assurance that any regulations that may be issued would apply to notes that are issued before such regulations. In the absence of regulations, there can be no assurance that the notes would not be so considered or that Code section 1260 would not otherwise apply to the notes.

You should consult with your tax advisor regarding the possible application of the constructive ownership transaction rules to the notes.

Passive Foreign Investment Company Rules

In cases where the underlying is a reference share, if the notes provide for the payment of the redemption amount in physical shares or units of the reference share and such physical shares or units constitute an ownership interest in a PFIC, U.S. Holders generally would be subject to adverse U.S. federal income tax consequences if physical shares or units are received. If the physical shares or units received were to constitute an ownership interest in a PFIC, a U.S. Holder would be required to (1) allocate the amount of any “excess distribution” in respect of the PFIC (including any gain realized from the disposition of an interest in the PFIC) ratably to each day in its holding period for the physical shares or units (which, as noted above, would begin on the day after delivery of the physical shares or units), (2) pay tax on the excess distribution at the maximum tax rate in effect for each taxable year to which the excess distribution is allocable, and (3) pay additional tax equal to interest accruing (at the rate charged for underpayments of U.S. federal tax) on the tax determined under (2) above, accruing from (a) the beginning of the due date (without regard to extensions) for the filing of tax returns for the taxable years to which the excess distribution is allocated under (1) above, to (b) the due date for the taxable year in which the excess distribution occurred. Also, if the physical shares or units received were treated as an ownership interest in a PFIC, an individual U.S. Holder would not get a step-up in tax basis to the fair market value upon the holder’s death. A U.S. Holder would also be required to file IRS Form 8621 for each year in which the U.S. Holder (i) recognizes gain on the direct or indirect disposition of the physical shares, (ii) receives certain direct or indirect distributions from us, or (iii) makes any of certain reportable elections (including a mark-to-market election). In addition, subject to certain exceptions applicable to de minimis shareholdings, each U.S. Holder who is a direct or indirect shareholder of a PFIC is required to file an annual report on IRS Form 8621. This requirement is in addition to other reporting requirements applicable to ownership in a PFIC. Additionally, in the event a U.S. Holder does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such form is filed.

We do not intend to ascertain whether the underlying includes reference shares of an issuer that is a PFIC. Accordingly, it is possible that an reference share issuer is a PFIC, and that the notes constitute an ownership interest in a PFIC, with the consequences described above. You should consult with your tax advisor regarding the possible application of the PFIC rules to the notes.

Section 988 Capital Treatment Election

If the underlying is a reference currency other than the U.S. dollar, any gain or loss with respect to the notes will generally be ordinary income or loss (as the case may be) for U.S. federal income tax purposes. However, holders of certain forward contracts, futures contracts, or option contracts generally are entitled to make a Code section 988(a)(1)(B) election (a “Section 988 Capital Treatment Election”) to treat this ordinary gain or loss as capital gain or loss. Assuming the Section 988 Capital Treatment Election is available, if you make this election before the close of the day on which you acquire a note, all gain or loss you recognize on a sale or exchange of the note should be treated as capital gain or loss. For notes with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. For notes with a term of one year or less, such gain or loss will be short-term capital gain or loss. A U.S. Holder must make the Section 988 Capital Treatment Election with respect to the notes it holds by clearly identifying the transaction on its books and records on the date the transaction is entered into as being subject to this election and either (a) filing the relevant statement verifying this election with such U.S. Holder’s U.S. federal income tax return or (b) otherwise obtaining independent verification as set forth in the regulations under Code section 988. You should consult your tax advisor regarding the U.S. federal income tax considerations with respect to an investment in the notes, as well as the availability, mechanics, and consequences of a Section 988 Capital Treatment Election.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. Holder’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the notes) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the notes and any gain on sale or other taxable disposition of the notes will be subject to the Medicare Tax. If you are an individual, estate, or trust, you should consult with your tax advisor regarding application of the Medicare Tax to your income and gains in respect of your investment in the notes.

Notes Held Through Foreign Entities

Under certain provisions of the “Hiring Incentives to Restore Employment Act,” generally referred to as “FATCA,” and regulations thereunder, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” means any withholdable payment and any foreign passthru payment. To avoid becoming subject to the 30% withholding tax on payments to it, a financial institution may be required to report information to the IRS regarding the holders of the notes. In the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the notes directly or indirectly through such non-compliant foreign financial institutions, a payor may be required to withhold on a portion of payments under the notes. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. If payments on the notes are determined to be from sources within the United States, such payments will be treated as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a U.S.-owned foreign entity and the identity of any substantial U.S. owners of such entity. If such withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

Subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above and certain payments made with respect to a “preexisting obligation,” as defined in the regulations), (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2018, and (iii) foreign passthru payments made after the later of December 31, 2018, or the date that final regulations defining the term “foreign passthru payment” are published. Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) with respect to foreign passthru payments, any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is executed on or prior to the date that is six months after the date on which final regulations defining foreign passthru payments are published (a “grandfathered obligation”), (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is executed on or prior to the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents, and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation). Thus, if you hold your notes through a foreign financial institution or foreign entity, a portion of any of your payments may be subject to 30% withholding.

Information Reporting Regarding Specified Foreign Financial Assets

The Code and regulations thereunder generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. Specified foreign financial assets include, with some limited exceptions, any financial account maintained at a foreign financial institution and any debt or equity interest in a foreign financial institution, including a financial institution organized under the laws of a U.S. possession, and any of the following that are held for investment and not held in an account maintained by a financial institution: (1) any stock or security issued by a person other than a U.S. person (including a person organized in a U.S. possession), (2) any financial instrument or contract that has an issuer or counterparty that is other than a U.S. person (including a person organized in a U.S. possession), and (3) any interest in a foreign entity. Additionally, the regulations provide that specified foreign financial assets include certain retirement and pension accounts and non-retirement savings accounts.

Pursuant to the regulations and subject to certain exceptions, “specified domestic entities” are domestic corporations, domestic partnerships, or certain trusts that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain corporations and partnerships, which are closely held by a specified individual and that meet passive income or passive asset tests, and, with certain exceptions, domestic trusts that have one or more specified individuals or specified domestic entities as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and the related statute of limitations tolling provision.

Non-U.S. Holders Generally

Except as provided under “Notes Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments” and unless otherwise stated in the applicable pricing supplement, payments made to a holder of the notes that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its notes will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the notes by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the notes should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax at a rate of 30%. A “dividend equivalent” payment is defined under the Code as (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).

Regulations provide that a dividend equivalent is any payment that references the payment or deemed payment of (i) a dividend from an underlying security pursuant to a securities lending or sale-repurchase transaction, (ii) a dividend from an underlying security pursuant to a specified NPC, (iii) a dividend from an underlying security pursuant to a specified equity-linked instrument (a “specified ELI”), and (iv) any other substantially similar payment. The regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security. An underlying security is any interest in an entity if a payment with respect to that interest could give rise to a U.S. source dividend pursuant to Treasury regulation section 1.861-3. An NPC is a notional principal contract as defined in Treasury regulation section 1.446-3(c). An equity-linked instrument (“ELI”) is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) that references the value of one or more underlying securities, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement. A “section 871(m) transaction” is any securities lending or sale-repurchase transaction, specified NPC, or specified ELI.

Pursuant to the regulations, for any payment made on or after January 1, 2017 with respect to any transaction issued on or after January 1, 2017, any NPC or ELI that has a delta of one with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively. For any payment made on or after January 1, 2018 with respect to any transaction issued on or after January 1, 2018, (a) a “simple” NPC or “simple” ELI that has a delta of 0.8 or greater with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively, and (b) a “complex” NPC or “complex” ELI that meets a substantial equivalence test with respect to an underlying security at the time of issuance is a specified NPC or specified ELI, respectively.

Certain events could cause previously issued notes to be deemed to be issued as new notes for purposes of the effective dates provided in the regulations. For example, it is possible that the IRS could assert that a reconstitution or rebalancing of the basket components is a significant modification of the notes due to an exercise of discretion with respect to such reconstitution or rebalancing and, therefore, a deemed issuance of the notes upon the occurrence of such event. It is also possible that U.S. withholding tax could apply to the notes under these rules if a Non-U.S. Holder enters, or has entered, into certain other transactions in respect of the underlying equity or the notes. A Non-U.S. Holder that enters, or has entered, into other transactions in respect of the underlying or the notes should consult its own tax advisor regarding the application of Code section 871(m) to its notes in the context of its other transactions.

Withholding on payments will be based on actual dividends or, if otherwise notified by us in accordance with applicable regulations, on estimated dividends used in pricing the note. If an adjustment is made for the actual dividends, then the true-up payment (in addition to the estimated dividend) is added to the per-share dividend amount. If a transaction is a section 871(m) transaction, information regarding the amount of each dividend equivalent, the delta of the potential 871(m) transaction, the amount of any tax withheld and deposited, the estimated dividend amount and any other information necessary to apply the regulations will be provided, communicated, or made available to Non-U.S. Holders in a manner permitted by the applicable regulations.

In accordance with the regulations, U.S. tax will be withheld on any portion of a payment or deemed payment (including, if appropriate, the payment of the purchase price) that is a dividend equivalent with respect to any note unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld. These regulations are extremely complex. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these regulations and whether payments or deemed payments on the notes constitute dividend equivalent payments.

Foreign Investment in U.S. Real Property

A Non-U.S. Holder may be subject to U.S. federal income tax on a disposition of a “U.S. real property interest” as defined in Treasury Regulations section 1.897-1(c) (a “USRPI”). Any gain on such disposition is treated as effectively connected with a U.S. trade or business of the Non-U.S. Holder and is subject to tax and withholding on the amount realized on the disposition. A USRPI may consist of an interest in U.S. real property or an interest in a United States real property holding corporation (a “USRPHC”) within the meaning of Code section 897. However, an interest in a USRPHC that does not exceed generally 5% of the corporation’s regularly traded stock is not a USRPI.

Thus, a Non-U.S. Holder who owns directly, indirectly or constructively, shares of any underlying that is considered to be a USRPI, or other interests having a return based on the appreciation in the value of, or in the gross or net proceeds or profits generated by, such underlying, may be subject to U.S. federal income tax on the sale or exchange of the notes if such Non-U.S. Holder owns more than generally 5% of the shares of such underlying when considering the shares or other interests of such underlying that are directly, indirectly or constructively owned by such Non-U.S. Holder. Ownership of the notes may also impact the taxation of such other shares or interests.

We do not intend to ascertain whether the issuer of shares in any underlying is a USRPHC. In making its investment decision, a Non-U.S. Holder should be prepared to accept the tax treatment that results from either the underlying being treated as a USRPI or from the underlying not being a USRPI.

Each Non-U.S. Holder, in connection with acquiring the notes, is deemed to represent that it does not own, and will not own, more than 5% of the shares of each of the underlying that is considered to be a USRPHC, either directly, indirectly or constructively. We and any withholding agent will rely on the accuracy of this representation. For purposes of this discussion, any interest other than solely as a creditor within the meaning of Treasury Regulations Section 1.897-1(d) shall be treated as ownership of shares of the underlying.

Non-U.S. Holders should consult their own tax advisors on the impact of other shares or interests in the underlying, the impact of ownership of the notes on such other shares or interests, and the consequences of making the representation in the preceding paragraph.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

A note may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the note at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the notes at death.

Potential Changes to the Tax Rules for Financial Instruments

Members of Congress have from time to time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the notes). These or other potential changes in law could adversely affect the tax treatment of the notes and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

Disclosure of Reportable Transactions

A holder of the notes (whether a U.S. Holder or a Non-U.S. Holder) that is required to file a U.S. income tax return must disclose their participation in certain reportable transactions to the IRS. A reportable transaction includes a loss transaction in which a taxpayer who is an individual or trust (whether or not the loss flows through an S corporation or a partnership) claims a loss under Code section 165 of at least $50,000 in any single taxable year if the loss arises with respect to a Code section 988 transaction. You should consult your tax advisor as to the requirement you may have to disclose your securities transaction to the IRS.

Backup Withholding and Information Reporting

A holder of the notes (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the notes may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption. If such withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Each purchaser or holder of the notes, and each fiduciary who causes any entity to purchase or hold the notes, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

In addition, any purchaser, that is a Plan or that is acquiring the notes on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) none of Credit Suisse, the calculation agent or any of their respective affiliates (each, a “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by us or our affiliates of any rights in connection with the notes, (b) no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates to the purchaser with respect to the notes is not intended by us or any of our affiliates to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser. Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Underwriting (Conflicts of Interest)

We will sell the notes to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the notes it has purchased as principal to other dealers. Each Agent may sell notes to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any notes, the public offering price, concession and discount of such notes may be changed.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of notes will be a new issue of notes with no established trading market. CSSU intends to make a secondary market in the notes. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of notes related to market making transactions by and through our broker- dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the notes and any broker-dealer subsidiary or affiliate that does make a market in the notes may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the notes. The notes will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the notes in which it participates. The net proceeds received from the sale of the notes will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the notes of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the notes to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by CSSU in excess of the principal amount of notes CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing notes in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the notes may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the notes or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of the offering documents relating to the notes may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the notes as described in this product supplement, we may issue other notes from time to time as described in the accompanying prospectus supplement and prospectus.

Notice to Investors

Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores”) for approval. Accordingly, the notes may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the notes in Argentina.

Bahamas

The notes may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The notes may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the notes may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The notes have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the notes has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil. Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the notes in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the notes within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the notes and further represents and warrants that it is not buying or selling the notes in connection with an invitation to buy or sell the notes to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”). Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the notes (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the Notes

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the notes unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the notes have been registered with the Superintendencia de Valores y Seguros pursuant to Law No. 18,045, the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the notes in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE NOTES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE NOTES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The notes have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the notes are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the notes shall not be offered or sold to the public in Costa Rica by means of massive communication or general solicitation, nor shall be placed or distributed between more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the notes, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the notes in Costa Rica. Nothing in this document or any other documents, information or communications related to the notes shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the notes in the Costa Rica.

Dominican Republic

Nothing in this product supplement constitutes an offer of securities for sale in the Dominican Republic. The notes have not been, and will not be, registered with the Superintendence of Securities of the Dominican Republic (Superintendencia de Valores), under Dominican Securities Market Law No. 19-00 (“Securities Law 19-00”), and the notes may not be offered or sold within the Dominican Republic or to, or for the account or benefit of, Dominican persons (as defined under Securities Law 19-00 and its regulations). Failure to comply with these directives may result in a violation of Securities Law 19-00 and its regulations.

Ecuador

(i)	to the extent the notes qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the notes cannot be publicly offered, sold or advertised within Ecuadorian territory; and

(ii)	to the extent the notes could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the notes in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the notes constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the notes may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the notes on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE NOTES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE NOTES CANNOT BE PUBLICLY OFFERED OR SOLD IN EL SALVADOR; AND (II) THE NOTES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

European Economic Area

From 1 January 2018, the dealer has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of an offering contemplated by this product supplement as completed by the final terms in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

ii.	a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive") ; and

(b)	the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities.

Prior to 1 January 2018, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each of the Agents has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)	if the final terms or drawdown prospectus in relation to the notes specify that an offer of those notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus, if not a drawdown prospectus, has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in the drawdown prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Agent or Agents nominated by the Issuer for any such offer; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (b) to (d) above shall require the Issuer or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State, and by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each Agent has represented and agreed, and each further Agent appointed under this Programme will be required to represent and agree that, in relation to any offering of notes for which the Markets in Financial Instrument Directive 2004/39/EC, as amended (“MiFID”) applies, any commission or fee received from the Issuer complies with the applicable rules set out in MiFID.

Guatemala

A broker-dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

(a)	The notes are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

(b)	The notes are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS NOTE MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW, LEGISLATIVE DECREE NO. 8-2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Hong Kong

(a)	offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities, except for securities which are a "structured product" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "Securities and Futures Ordinance"), other than (i) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; or

(b)	issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Mexico

The notes have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico. The notes may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The notes, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same. Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission). Any representation to the contrary is unlawful. Every investor of the notes must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the notes.

The offering and transferability of the notes is restricted and there will be no public market for them.

Investors may not act, in regard to the notes, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any notes must agree: (i) not to make an offer to resell said notes to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the notes through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The notes will not be subject to a public offering in the Republic of Peru. Therefore, this document and other offering materials relating to the offer of the notes have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores) (“SMV”). This document and other offering materials relating to the offer of the notes are being supplied only to those Peruvian institutional investors who have expressly requested it. They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof. Each Pension Fund should determine the eligibility of the securities based on its own analysis of this document and the other offering materials related to the offer. In case the securities comply with the regulatory requirements and thus are considered eligible, such decision should be recorded on the “Eligibility Registry” managed by each Pension Fund, as required by Peruvian law. Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the notes to determine their ability to invest in them. Accordingly, the notes may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru.

This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

Restrictions on Transfer

No noteholder may distribute or offer to sell any notes to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a noteholder to distribute or offer to sell a note to a Trinidad and Tobago resident:

(a)	if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

(b)	unless such consent is made conditional upon the noteholder ensuring that each purchaser of the notes enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any notes without their prior written consent.

Uruguay

The notes are not and will not be registered with the Central Bank of Uruguay. The notes are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The notes will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG